UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2014

GENERAL EMPLOYMENT ENTERPRISES, INC

(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	ELECTION OF DIRECTOR OR PRINCIPAL OFFICER

General Employment Enterprises, Inc. (the "Company" or “General Employment”) announced that the Company had appointed Jack Zwick, certified public accountant and a founding member of Zwick & Banyai, PLLC, certified public accountants, to its Board of Directors effective May 20, 2014.

Jack Zwick’s firm, Zwick & Banyai, PLLC, is the Detroit office of IAPA which has member firms throughout the world. He began his career in public accounting in 1958 in Detroit where he worked with local firms in New York and Detroit until 1969 at which point he joined the international accounting firm of Laventhol & Horwath.  Mr. Zwick is a former managing partner of Laventhol & Horwath's metropolitan Detroit office. The firm was the seventh largest firm in the country.  He holds CPA certificates in Michigan and New York.  He was promoted to partner at Laventhol & Horwath in 1973. Mr. Zwick became the managing partner of the Detroit office in 1982.  He was also an executive director with Grant Thornton (an International CPA firm).

Over the years, Mr. Zwick has served clients in many industries, focusing on real estate, manufacturing, pharmaceutical, theatre, concert, recreation, sports franchises, depleting assets, hospitality, and service organizations. As an account administrator and a managing partner, he has worked with clients in a wide variety of areas, ranging from accounting and auditing services, and SEC work which included initial public offerings of corporations and public limited partnerships, to tax consulting and litigation support.

Mr. Zwick holds a Bachelor of Arts degree in Accountancy and a Master of Science in Taxation (a specialty within the MBA program) from Wayne State University.  He has also taken many applied mathematics and economic courses in graduate school.  He is a member of the American Institute of Certified Public Accountants; the Michigan Association of Certified Public Accountants; and past Chair of the City of Southfield Zoning Board of Appeal.

Experienced in dealing with audit committees since they were required as the audit partner. Mr. Zwick has served on several public company boards including Health-Chem Corporation, (a public company), and First China Pharmaceutical Group, Inc. (FCPG), Solar Energy Initiatives Corporation (SNRY) and Xcel Mobility (XCLL), where he was Chairman of the Audit Committee. Currently, he is the CFO and a member of the Board of Car Charging Group, Inc. (CCGI). He is the past Vice President of the Florida Panthers of the National Hockey League. His firm is a member of the PCAOB and Zwick & Banyai, PLLC are auditors for several public companies.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release issued by General Employment Enterprises, Inc. dated May 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL EMPLOYMENT ENTERPRISES, INC.
(Registrant)

Date: May 22, 2014	By: /s/ Frank Elenio
Frank Elenio
Chief Financial Officer